                                                                     Exhibit 1.1

                                  NIKE, INC.

                                DEBT SECURITIES
                    ______________________________________

                               PRICING AGREEMENT
                               -----------------


Goldman, Sachs & Co.,
Salomon Brothers Inc,
Lehman Brothers Inc.,
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
 c/o Goldman, Sachs & Co.,
     85 Broad Street,
     New York, New York  10004.
                                                               December 10, 1996

Ladies and Gentlemen:

     NIKE, Inc., an Oregon corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Terms and Conditions attached hereto as Annex I (the "Underwriting Agreement") to issue and sell to you (the "Underwriters") in the amounts set forth on Schedule I hereto the Securities specified in Schedule II hereto (the "Designated Securities"). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement Terms and Conditions (which document is hereby expressly incorporated herein by reference in its entirety; all references therein to "this Agreement," the "Underwriting Agreement" or the "Pricing Agreement" shall be deemed to refer to this Pricing Agreement, all references therein to "the date of this Agreement" shall be deemed to refer to the date of this Pricing Agreement and the term "heretofore" as used therein shall mean prior to the date of this Pricing Agreement), the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       NIKE, Inc.


                                       By:  ________________________________
                                            Name:  Robert Falcone
                                            Title: Vice President and
                                                   Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Salomon Brothers Inc
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated


By:  ____________________________________
          (Goldman, Sachs & Co.)

                                  SCHEDULE I


                                            PRINCIPAL
                                            AMOUNT OF
                                            DESIGNATED
                                            SECURITIES
                                              TO BE
              UNDERWRITER                   PURCHASED
              -----------                   ---------

Goldman, Sachs & Co.....................   $ 60,000,000
Salomon Brothers Inc....................     60,000,000
Lehman Brothers Inc.....................     40,000,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated................     40,000,000
                                           ------------
     Total..............................   $200,000,000
                                           ============

                                  SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     6 3/8% Notes due December 1, 2003

AGGREGATE PRINCIPAL AMOUNT:
     $200,000,000

PRICE TO PUBLIC:

     99.575% of the principal amount of the Designated Securities, plus accrued interest from December 1, 1996

PURCHASE PRICE BY UNDERWRITERS:

     98.950% of the principal amount of the Designated Securities, plus accrued interest from December 1, 1996

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds

TIME OF DELIVERY:

     10:00 a.m. (New York City time), December 13, 1996

INDENTURE:

     Indenture, dated December 13, 1996, between the Company and The First National Bank of Chicago, as Trustee

MATURITY:  December 1, 2003

INTEREST RATE:

     6 3/8%

INTEREST PAYMENT DATES:

     June 1 and December 1 of each year, commencing June 1, 1997

REDEMPTION PROVISIONS:

     The Designated Securities are subject to redemption, in whole or in part, at the option of the Company, at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (determined on the third Business Day preceding such redemption date), plus, in each case, accrued and unpaid interest thereon to the redemption date.

     "Adjusted Treasury Rate" means the arithmetic mean of the yields under the heading "Week Ending" published in the Statistical Release most recently published prior to the date of determination under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed. If no maturity set forth under such heading exactly corresponds to the maturity of such principal, yields for the two published maturities most closely corresponding to the maturity of such principal shall be calculated pursuant to the immediately preceding sentence, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of the relevant periods to the nearest month.

     "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively-traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination pursuant to the terms of the Designated Securities, then such other reasonably comparable index which shall be designated by the Company.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Designated Securities to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Designated Securities or portions thereof called for redemption.

SINKING FUND PROVISIONS:

     No sinking fund provisions

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:
          Latham & Watkins
          505 Montgomery Street
          San Francisco, CA 94111
NAMES AND ADDRESSES OF REPRESENTATIVES:
          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004

          Salomon Brothers Inc
          7 World Trade Center
          New York, New York 10048

                                                                         ANNEX I

                  Underwriting Agreement Terms and Conditions



To the Representatives of the
several Underwriters named in the
Pricing Agreement hereinafter
described.

Ladies and Gentlemen:

     From time to time NIKE, Inc., an Oregon corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

     The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") identified in such Pricing Agreement.

     1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile or telegraphic communications. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A registration statement on Form S-3 (File No. 333-15953) (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement, as amended, and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, and other than those documents referred to above in this Section 2(a), no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the statement of eligibility of the trustee on Form T-1, each as amended at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be as of the date of such amendment or supplement; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act and in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

          (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

          (c) The Registration Statement and the Prospectus conform in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder; the Registration Statement, as amended, does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus does not and will not as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

          (d) Neither the Company nor any of its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act (each, a "Significant Subsidiary")) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any decrease in the capital stock of the Company or any of its Significant Subsidiaries (other than as required pursuant to any stock repurchase plan that has been disclosed or incorporated by reference in the Prospectus) or an increase in the consolidated long-term debt of the Company in excess of $10 million or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries (a "Material Adverse Change"), otherwise than as set forth in or contemplated by the Prospectus;

          (e) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Oregon, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

          (f) The Company has an authorized capitalization as set forth or incorporated by reference in the Prospectus, and all of the issued shares of capital stock of the

     Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (g) The Designated Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and the Pricing Agreement, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Designated Securities will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

          (h) The issue and sale of the Designated Securities, the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or By-laws of the Company or
     (iii) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, in each case (i) or (iii) above other than such breaches, conflicts, violations or defaults which, individually or in the aggregate, (x) would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (y) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except (x) such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (z) such consents, approvals, authorizations, orders, registrations or qualifications which (individually or in the aggregate) the failure to make, obtain or comply with (a) would not have a material adverse effect on the Company and its subsidiaries taken as a whole and (b) would not affect the validity, performance or consummation of the transactions contemplated by this Agreement or the Indenture;

          (i) The statements set forth in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, conform in all material respects to the rights set forth in the instruments defining the same;

          (j) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate or Articles of Incorporation, as applicable, or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not reasonably be expected to result in a Material Adverse Change to the Company or such Significant Subsidiary, as the case may be;

          (k) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate reasonably be expected to result in a Material Adverse Change to the Company and its subsidiaries taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (l) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (m) Price Waterhouse LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

          (n) Other than as set forth in the Prospectus, the Company and its subsidiaries own or have valid, binding, enforceable licenses or other rights to use any patents, trademarks, trade names, service marks, service names, copyrights, and other proprietary intellectual property rights ("Intellectual Property") necessary to conduct the business of the Company and its subsidiaries in the manner in which it has been and is being conducted, without any conflict with the rights of others, except for such conflicts as do not and would not reasonably be expected to result in a Material Adverse Change to the Company and its subsidiaries, taken as a whole; the information contained or incorporated by reference in the Registration Statement and Prospectus concerning patents issued to, or patent applications filed on behalf of, the Company and its subsidiaries is accurate in all material respects; and, except as described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice from any other person of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property or any trade secrets, proprietary information, know-how, processes and procedures owned or used by or licensed to the Company or any of its subsidiaries, which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change to the Company and its subsidiaries, taken as a whole.

     3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release thereof, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the funds specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

     5.   The Company agrees with each of the Underwriters of any Designated
Securities:

     (a) To prepare the Prospectus, and any applicable amendments and supplements thereto, in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to, and within the time required by, the appropriate subsection of Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or, to the best knowledge of the Company, threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

     (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) The Company shall use its reasonable best efforts to furnish the Underwriters, prior to 12:00 noon New York City time, on the Business Day next succeeding the date of the Pricing Agreement for such Designated Securities with copies of the Prospectus in New York City as amended or supplemented in such quantities as the Representatives may reasonably request (provided that the Representatives have made available to the Company or the Company's financial printer such names, addresses and quantities at least one Business Day prior to the date of the Pricing Agreement), and, if the delivery of a prospectus is required at any time in connection with the offering or sale of such Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of any such amended Prospectus or any such supplement to the Prospectus which will correct such statement or omission or effect such compliance;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158); and

     (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the Time of Delivery for such Designated Securities or, if the Representatives have notified the Company in writing prior to such Time of Delivery that the trading restrictions for such Designated Securities have not terminated, such later date as the Representatives shall notify the Company in writing of the termination of such trading restrictions, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, producing or reproducing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 5(b) hereof, including any reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the best of their knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

          (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated the Time of Delivery for such Designated Securities, with respect to the incorporation of the Company, the Indenture, the Designated Securities, the Registration Statement, the Prospectus as amended or supplemented and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Latham & Watkins, counsel for the Company, shall have furnished to the Representatives their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

               (i) The Indenture is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

               (ii) The Designated Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

               (iii) The Indenture has been duly qualified under the Trust Indenture Act.

               (iv) The issuance and sale of the Designated Securities by the Company pursuant to this Agreement and the Pricing Agreement relating to the Designated Securities will not result in the violation by the Company of any federal or New York statute, rule or regulation known to such counsel to be applicable to the Company (other than federal or state securities laws).

               (v) The Registration Statement and the Prospectus (excluding the documents incorporated by reference therein) comply as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; it being understood, however, that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or with respect to the Form T-1. In passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

               (vi) The statements set forth in the Prospectus under the headings "Description of Debt Securities" and "Description of the Notes", insofar as such statements constitute a summary of legal matters, are accurate in all material respects.


               In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, except for those referred to in the opinion in subsection (vi) of this Section 7(c), and need not have made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent such counsel deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Time of Delivery for the Designated Securities, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or incorporated therein or with respect to the Form T-1.

               Such counsel shall also be permitted to state that the opinions rendered in paragraphs (i) and (ii) relating to the enforceability of the Designated Securities and the Indenture are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) such counsel need express no opinion concerning the enforceability of the waiver of rights or defenses contained in
          Section 4.4 of the Indenture; and (v) such counsel need express no opinion with respect to whether acceleration of the Designated Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

               Such counsel shall also be permitted to state that such counsel has assumed for purposes of the opinion that (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oregon, and has the corporate power and authority to consummate the transactions contemplated hereunder; (ii) the Designated Securities have been duly authorized by all necessary corporate action by the Company; (iii) the Indenture has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company under the laws of the State of Oregon; (iv) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (v) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (vi) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; (vii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (viii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          (d) Paul J. Kelly, Jr., General Counsel to the Company, shall have furnished to the Representatives his written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

               (i) The Company has been duly incorporated and is validly existing under the laws of the State of Oregon, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

               (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented.

               (iii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, required to be described in the Prospectus, which are not described as required.

               (iv) Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Company.

               (v) The Designated Securities have been duly authorized, executed, issued and delivered by the Company.

               (vi) The issuance and sale of the Designated Securities by the Company pursuant to this Agreement and the Pricing Agreement relating to the Designated Securities and the performance by the Company of its obligations under the Designated Securities and the Indenture will not result in the violation by the Company of its Articles of Incorporation or Bylaws or any federal or Oregon statute, rule or regulation (other than federal or state securities laws) known to such counsel to be applicable to the Company or any order known to such counsel of any court or governmental agency or body or in the breach of or a default under any material indenture, note, loan, agreement, mortgage, deed of trust or other written agreement creating, evidencing or securing indebtedness of the Company for borrowed money or any material lease to which the Company is a party, other than any such violations, breaches or defaults which would not have a material adverse effect on the Company and its subsidiaries taken as a whole and would not adversely affect the validity of the Designated Securities.

               (vii) To the best of such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any Oregon court or governmental agency or body is required for the consummation of the issuance and sale of the Designated Securities by the Company pursuant to the Underwriting Agreement and the performance by the Company of its obligations under the Designated Securities and the Indenture, except such as may be required under state securities laws in connection with the purchase and distribution of such Securities by the Underwriters.

               (viii) The Company is not an "investment company", as such term is defined in the Investment Company Act.

               (ix) The documents incorporated by reference into the Prospectus (the "Incorporated Documents"), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included or incorporated by reference in the Incorporated Documents. In passing upon the compliance as to form of the Incorporated Documents, such counsel may assume that the statements made and incorporated by reference therein are correct and complete.

          Such counsel has no reason to believe that any of the Incorporated Documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Incorporated Documents were so filed, not misleading.

               (x) To the best of such counsel's knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (e) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex III hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives (the executed copy of the letter delivered prior to the execution of the Pricing Agreement for such Designated Securities shall be attached as Annex I(a) thereto and a draft of the form of letter to be delivered at such Time of Delivery shall be attached as Annex I(b) thereto);

          (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any decrease in the capital stock of the Company or any of its Significant Subsidiaries (other than as required pursuant to any stock repurchase plan that has been disclosed or incorporated by reference in the Prospectus) or an increase in the consolidated long-term debt of the Company in excess of $10 million or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Prospectus as amended or supplemented prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

          (g) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following:
     (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by any Federal, New York State or Oregon State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities; and

          (i) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Representatives may reasonably request.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing prior to the date of the Pricing Agreement to such Underwriter and corrected in the Prospectus (excluding documents incorporated by reference) or in the Prospectus as then amended or supplemented (excluding documents incorporated by reference) and such correction would have cured such untrue statement or omission of a material fact giving rise to such loss, claim, damage or liability.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such

Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Chief Financial Officer, with a copy to Gregory K. Miller, Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California 94111 (which copy shall not constitute notice); provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business, and "Business Day" shall mean any day or other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York City or Portland, Oregon are authorized or obligated by law or executive order to close.

     15. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     16. Each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                                                       ANNEX III

     Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representative or representatives of the Underwriters (the "Representatives"), such term to include an Underwriter or Underwriters who act without any firm being designated as its or their representatives;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures, including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;


          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                    (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                    (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                    (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                    (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated revenues or gross margin or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.


     All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented

(including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

                                       4